CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Event:  October 31, 2007
(date of earliest event reported)

MARSHALL HOLDINGS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

000-27879 (Commission File Number)	88-0301278 (IRS Employer Identification Number)

2555 East Washburn Road, North Law Vegas, Nevada 89081
(Address of principal executive offices, Zip Code)

(702) 317-2400
(Registrant's telephone number, including area code)

☐     Written communications pursuant to Rule 425 under the Securities Act
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 8.01   Other Events
The Company has a total of 4,702,357,320 (Four Billion Seven Hundred Two Million Three Hundred Fifty Seven Thousand Three Hundred Twenty) shares of common stock were issued and outstanding as of October 31, 2007.

ITEM 9.01    Financial Statements and Exhibits
The following exhibits are included as part of this report:

Exhibit No.	Page No.	Description

NONE

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 8th day of November, 2007.

Marshall Holdings International, Inc.

/s/ Richard Bailey

Richard Bailey, President